Exhibit (d)(1)(b)

Transamerica Funds

Management Agreement

Transamerica Asset Management, Inc.

Schedule A

August 31, 2018

Fund	Management Fee
ClearTrack 2015	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack 2020	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack 2025	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack 2030	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack 2035	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack 2040	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack 2045	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack 2050	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack 2055	0.35% of the first $2.5 billion 0.34% over $2.5 billion up to $4 billion 0.33% in excess of $4 billion

ClearTrack 2060	0.35% of the first $2.5 billion 0.34% over $2.5 billion up to $4 billion 0.33% in excess of $4 billion

ClearTrack Retirement Income	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

Transamerica Asset Allocation – Conservative Portfolio	0.1225%

Transamerica Asset Allocation – Growth Portfolio	0.1225%

Transamerica Asset Allocation – Intermediate Horizon	0.12%

Transamerica Asset Allocation – Long Horizon	0.12%

Fund	Management Fee
Transamerica Asset Allocation – Moderate Growth Portfolio	0.1225%

Transamerica Asset Allocation – Moderate Portfolio	0.1225%

Transamerica Asset Allocation – Short Horizon	0.12%

Transamerica Balanced II	0.48%

Transamerica Bond (formerly Transamerica Flexible Income)	0.41% of the first $500 million 0.39% over $500 million up to $1 billion 0.38% over $1 billion up to $1.5 billion 0.375% in excess of $1.5 billion

Transamerica Capital Growth	0.83% of the first $500 million 0.705% in excess of $500 million

Transamerica Concentrated Growth	0.68% of the first $650 million 0.66% over $650 million up to $1.15 billion 0.605% in excess of $1.15 billion

Transamerica Core Bond	0.45% of the first $750 million 0.39% over $750 million up to $1 billion 0.375% over $1 billion up to $1.5 billion 0.37% over $1.5 billion up to $3 billion 0.365% in excess of $3 billion

Transamerica Dividend Focused	0.78% of the first $200 million 0.68% over $200 million up to $500 million 0.63% over $500 million up to $1.5 billion 0.59% over $1.5 billion up to $2.5 billion 0.58% in excess of $2.5 billion

Transamerica Dynamic Allocation	0.58% of the first $250 million 0.57% over $250 million up to $500 million 0.56% over $500 million up to $1.5 billion 0.55% over $1.5 billion up to $2.5 billion 0.54% in excess of $2.5 billion

Transamerica Dynamic Income	0.50% of the first $500 million
0.49% over $500 million up to $1 billion
0.48% over $1 billion up to $1.5 billion
0.47% over $1.5 billion up to $2 billion
0.46% over $2 billion up to $2.5 billion
0.45% in excess of $2.5 billion

Transamerica Emerging Markets Debt	0.63% of the first $400 million 0.61% in excess of $400 million

Transamerica Emerging Markets Equity	0.95% of the first $250 million 0.91% over $250 million up to $500 million 0.86% over $500 million up to $1 billion 0.84% in excess of $1 billion

Transamerica Event Driven	1.25% of the first $50 million 1.13% over $50 million up to $300 million 1.08% over $300 million up to $750 million 1.055% in excess of $750 million

Transamerica Floating Rate	0.64% of the first $1 billion 0.62% over $1 billion up to $1.5 billion 0.60% over $1.5 billion up to $2 billion 0.59% in excess of $2 billion

Fund	Management Fee
Transamerica Global Equity	0.84% of the first $250 million
0.83% over $250 million up to $500 million
0.82% over $500 million up to $1 billion
0.81% over $1 billion up to $2 billion
0.795% over $2 billion up to $2.5 billion
0.79% in excess of $2.5 billion

Transamerica Global Multifactor Macro	1.25% of the first $150 million 1.19% over $150 million up to $300 million 1.14% over $300 million up to $500 million 1.13% over $500 million up to $600 million 1.08% in excess of $600 million

Transamerica Global Real Estate Securities	0.83% of the first $250 million 0.805% over $250 million up to $500 million 0.73% over $500 million up to $1 billion 0.68% in excess of $1 billion

Transamerica Government Money Market	0.25% of the first $1 billion 0.24% over $1 billion to $3 billion 0.23% in excess of $3 billion

Transamerica Growth	0.83% of the first $250 million 0.78% over $250 million up to $500 million 0.73% over $500 million up to $1 billion 0.63% in excess of $1 billion

Transamerica High Quality Bond	0.38%

Transamerica High Yield Bond	0.58% of the first $1.25 billion 0.555% over $1.25 billion up to $2 billion 0.53% in excess of $2 billion

Transamerica High Yield Muni	0.54% of the first $500 million 0.53% over $500 million up to $1 billion 0.50% in excess of $1 billion

Transamerica Inflation Opportunities	0.58% of the first $200 million 0.57% over $200 million up to $500 million 0.54% in excess of $500 million

Transamerica Inflation-Protected Securities	0.38%

Transamerica Intermediate Bond	0.38% of the first $2 billion 0.365% over $2 billion up to $3.5 billion 0.36% over $3.5 billion up to $5 billion 0.355% in excess of $5 billion

Transamerica Intermediate Muni	0.47% of the first $150 million 0.45% over $150 million up to $350 million 0.44% over $350 million up to $650 million 0.42% over $650 million up to $1 billion 0.39% in excess of $1 billion

Transamerica International Equity	0.77% of the first $500 million 0.75% over $500 million up to $1 billion 0.72% over $1 billion up to $2 billion 0.69% over $2 billion up to $6 billion 0.68% in excess of $6 billion

Fund	Management Fee
Transamerica International Growth	0.77% of the first $500 million 0.76% over $500 million up to $1 billion 0.71% over $1 billion up to $2 billion 0.695% over $2 billion up to $3 billion 0.68% in excess of $3 billion

Transamerica International Small Cap Value	0.955% of the first $300 million 0.93% over $300 million up to $750 million 0.88% over $750 million up to $1 billion 0.84% in excess of $1 billion

Transamerica International Value	0.71% of the first $500 million 0.70% over $500 million up to $1 billion 0.68% over $1 billion up to $2 billion 0.66% over $2 billion up to $6 billion 0.65% in excess of $6 billion

Transamerica Large Cap Value	0.68% of the first $750 million 0.65% over $750 million up to $1 billion 0.63% over $1 billion up to $2 billion 0.60% over $2 billion up to $3 billion 0.58% in excess of $3 billion

Transamerica Large Core	0.45% of the first $250 million 0.44% over $250 million up to $500 million 0.44% over $599 million up to $750 million 0.43% in excess of $750 million

Transamerica Large Growth	0.65% of the first $2 billion 0.64% over $2 billion up to $3 billion 0.63% over $3 billion up to $4 billion 0.61% in excess of $4 billion

Transamerica Large Value Opportunities	0.45% of the first $250 million 0.44% over $250 million up to $750 million 0.43% in excess of $750 million

Transamerica Long/Short Strategy	1.23% of the first $300 million 1.18% over $300 million up to $1 billion 1.155% in excess of $1 billion

Transamerica Managed Futures Strategy	1.13% of the first $500 million 1.08% in excess of $500 million

Transamerica Mid Cap Growth	0.75% of the first $1 billion 0.73% in excess of $1 billion

Transamerica Mid Cap Value	0.88% of the first $100 million 0.83% over $100 million up to $750 million 0.81% over $750 million up to $1.5 billion 0.80% in excess of $1.5 billion

Transamerica Mid Cap Value Opportunities	0.70% of the first $750 million 0.695% over $750 million up to $1.5 billion 0.685% over $1.5 billion up to $2 billion 0.6775% in excess of $2 billion

Transamerica MLP & Energy Income	1.13% of the first $250 million 1.08% over $250 million up to $500 million 1.01% over $500 million up to $1 billion 0.91% over $1 billion up to $2 billion 0.85% in excess of $2 billion

Fund	Management Fee
Transamerica Multi-Cap Growth	0.70% of the first $700 million 0.69% over $700 million up to $1.5 billion 0.67% over $1.5 billion up to $3 billion 0.63% in excess of $3 billion

Transamerica Multi-Managed Balanced	0.65% of the first $1 billion 0.59% over $1 billion up to $5 billion 0.58% in excess of $5 billion

Transamerica Multi-Manager Alternative Strategies Portfolio	0.1925% of the first $500 million 0.1725% over $500 million up to $1 billion 0.1525 over $1 billion up to $2 billion 0.1425% in excess of $2 billion

Transamerica Short-Term Bond	0.58% of the first $250 million 0.53% over $250 million up to $500 million 0.505% over $500 million up to $1 billion 0.48% in excess of $1 billion

Transamerica Small Cap Core	0.83% of the first $300 million 0.80% in excess of $300 million

Transamerica Small Cap Growth	0.87% of the first $300 million 0.83% in excess of $300 million

Transamerica Small Cap Value	0.85% of the first $250 million 0.81% over $250 million up to $500 million 0.78% over $500 million up to $750 million 0.755% in excess of $750 million

Transamerica Small/Mid Cap Value	0.79% of the first $350 million
0.78% over $350 million up to $500 million
0.765% over $500 million up to $750 million
0.755% over $750 million up to $1 billion
0.735% over $1 billion up to $1.5 billion
0.73% over $1.5 billion up to $2 billion
0.725% in excess of $2 billion

Transamerica Stock Index	0.07%

Transamerica Strategic High Income	0.69% of the first $600 million 0.66% over $600 million up to $1 billion 0.63% over $1 billion up to $2 billion 0.615% in excess of $2 billion

Transamerica Total Return	0.68% of the first $250 million
0.67% over $250 million up to $500 million
0.66% over $500 up to $750
0.63% over $750 million up to $1 billion
0.60% over $1 billion up to $3 billion
0.57% in excess of $3 billion

Fund	Management Fee
Transamerica Unconstrained Bond	0.67% of the first $1 billion 0.655% over $1 billion up to $2 billion 0.65% in excess of $2 billion

Transamerica US Growth	0.73% of the first $150 million
0.70% over $150 million up to $650 million
0.68% over $650 million up to $1.15 billion
0.655% over $1.15 billion up to $2 billion
0.64% over $2 billion up to $3 billion
0.63% over $3 billion up to $4 billion
0.61% in excess of $4 billion